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EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Registration Statement of Ivivi Technologies Inc. on Form SB-2 (Post-Effective Amendment No. 1) (File No. 333-122768) to be filed with the Securities and Exchange Commission on July 20, 2007 of our report dated June 28, 2007, appearing in the Prospectus which is part of the Registration Statement. We also consent to the reference to us under the headings "Experts" in such Prospectus.

/s/ Raich Ende Malter & Co. LLP
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Raich Ende Malter & Co. LLP
Certified Public Accountants
July 20, 2007